Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 22, 2017, by and between American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and B. Wayne Hughes, as Trustee of the B.W. Hughes Living Trust (“Purchaser”).

WHEREAS, the Company proposes to undertake an underwritten offering (the “Offering”) of Class A common shares of beneficial interest, par value $0.01 per share (the “Shares”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, Purchaser desires to purchase Shares directly from the Company in a private transaction as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Purchaser hereby agrees to purchase directly from the Company on the terms set forth herein such number of Shares as equals $50,000,000 divided by $22.80, the public offering price, for a total price of $50,000,000.

2. Purchaser understands and agrees that his purchase of Shares hereunder is being made pursuant to a private placement exempt from the registration requirements of the Securities Act and the Shares purchased hereunder may not be sold, transferred or conveyed by Purchaser except in compliance with applicable securities laws.

3. The purchase price for the Shares shall be paid by means of a cash payment (wire transfer or other means acceptable to the Company) and shall close at the time of closing of the Offering. The closing of the sale of Shares to Purchaser shall be conditioned solely on the closing of the Offering.

4. Purchaser hereby agrees that his purchase of Shares may be described in the Registration Statement and the final prospectus forming a part of the Registration Statement for the Offering.

5. Purchaser hereby represents and warrants to the Company that:

a. Purchaser is, and at the time of closing of the purchase of Shares by Purchaser will be, an Accredited Investor as that term is defined in Rule 501 of Regulation D under the Securities Act; and

b. Purchaser has received all information he deems relevant or necessary with respect to his purchase of Shares.

6. This Agreement shall terminate if the closing of the Offering shall not have occurred on or before March 31, 2017.

7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement.

8. This Agreement shall be governed by the laws of the State of Maryland.

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

AMERICAN HOMES 4 RENT

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Chief Executive Officer

B. WAYNE HUGHES, as Trustee for the B.W. Hughes Living Trust

/s/ B. Wayne Hughes